Unity Bancorp Reports First Quarter Earnings

      CLINTON, N.J., April 24 /PRNewswire-FirstCall/ -- Unity Bancorp, Inc. (Nasdaq: UNTY), parent company of Unity Bank, reported net income of $1.5 million, or $0.21 per diluted share, for the quarter ended March 31, 2007, compared to net income of $1.7 million, or $0.24 per diluted share, for the quarter ended March 31, 2006. Return on average assets and average common equity for the first quarter of 2007 were 0.87% and 12.74%, respectively, as compared to 1.08% and 16.26%, respectively, for the first quarter of 2006.

      "Although we are pleased with the growth in our balance sheet and our customer base, the continued flat yield curve has significantly impacted our net interest margin," said Unity President and Chief Executive Officer, James A. Hughes. "Although the rate environment is a challenge, we are confident we can continue to grow our asset base, which will have a favorable effect on future earnings."

      Net interest income was $6.0 million for the first quarter of 2007, flat from the same period a year ago. Net interest income was impacted by a decrease in net interest margin offset by an increase in interest-earning assets. Net interest margin was 3.75% for the first quarter of 2007, compared to 4.12% for the first quarter of 2006. The Federal Reserve Board has raised rates 17 times, or 425 basis points, since 2004. These increases have resulted in an inverted yield curve; substantially increasing the Company's cost of funds. The sustained effect of the yield curve may cause the net interest margin to further contract during 2007.

      The provision for loan losses for the first quarter of 2007 was $200 thousand, compared to $300 thousand for the quarter ended March 31, 2006. Net loan charge-offs for the quarter ended March 31, 2007 were $67 thousand, compared to net-charge offs of $72 thousand for the quarter ended March 31, 2006.

      Total non-interest income for the first quarter of 2007 was $1.7 million, down 16.1% from the same period a year ago. Service charges on deposits for the first quarter were $349 thousand, a decrease of $84 thousand compared to the first quarter of 2006, primarily due to the abatement of fees due to competitive pricing and the acceleration of Check 21. Service and loan fees were $366 thousand for the first quarter of 2007, a decrease of $29 thousand from a year ago, due to a decline in SBA servicing income from increased prepayment on loans in a higher rate environment. Gains on sales of SBA loans amounted to $679 thousand for the first quarter of 2007, compared to $700 thousand for the quarter ended March 31, 2006, primarily due to reduced premiums.

      Total non-interest expenses for the first quarter of 2007 were $5.4 million, an increase of 3.1% from the prior year's comparable quarter. Compensation and benefits increased 8.4% due to merit increases and rising health insurance costs, partially offset by a planned reduction in the employee base. Processing and communications increased 4.4%, due to increased transactional volume. Furniture and equipment, and occupancy costs increased 1.8% and 3.9% respectively from the prior year, primarily due to the increased branch count and refurbishment of our existing branch network. Loan servicing costs decreased 10.9% due to the collection of expenses on past due loans.

      Total assets at March 31, 2007 were $681.3 million, an 8.5% increase from March 31, 2006. The increase in assets from the prior year was primarily due to growth in the Company's loan portfolio. Total loans at March 31, 2007 were $515.6 million, a 10.2% increase from March 31, 2006. The growth in the loan portfolio occurred in commercial, consumer and residential lending.

      "In the first quarter of 2007, the Company expanded its SBA program," said Mr. Hughes. "We have opened two loan production offices in Florida and one in North Carolina, and are actively looking for growth areas east of the Mississippi River where we can increase our position as a National SBA lender."

      At March 31, 2007 the allowance for loan losses was $7.8 million, or 1.50% of total loans, compared to 1.52% at March 31, 2006. Non-performing assets at March 31, 2007 were $6.8 million, or 1.31% of total loans and other real estate owned "OREO", as compared to $9.1 million or 1.80% of total loans and OREO at December 31, 2006, and $3.8 million or 0.81% of total loans and OREO from a year ago. Included in non-performing assets at March 31, 2007 are approximately $1.4 million of loans guaranteed by the SBA. Credit quality improved during the quarter due to increased collection efforts and the payoff of problem credits.

      Due to the current rate environment, the cost of gathering deposits has increased considerably. As a result, the Company has chosen not to compete for high rate deposits in order to enhance net interest margin. Loan growth was funded with cash flow from investment securities, federal funds sold and borrowings.

      The reduction in deposits from the fourth quarter of 2006 was due to the planned run off of municipal deposits, while core deposits remained relatively flat. Total deposits at March 31, 2007 were $541.4 million, a 1.3% increase from March 31, 2006. This increase was primarily the result of growth in savings accounts, partially offset by the decline in interest bearing checking accounts and demand deposit accounts. Savings accounts increased $35.8 million, or 20.0% from March 31, 2006, due to a high-yield savings product.

      "During the second quarter of 2007, the Company will implement remote deposit capture," said Mr. Hughes. "This unique product will allow customers to deposit checks from their business locations. We believe this will increase the number of transactional relationships inside and outside of our local market areas."

      Total shareholders' equity was $47.8 million at March 31, 2007, a 13.9% increase from March 31, 2006. The increase in shareholders' equity was primarily due to retained profits and an increase in other comprehensive income, partially offset by the payment of cash dividends.

      As of March 31, 2007, the Company's Tier I leverage capital ratio was 9.24%, Tier I risk-based capital ratio was 11.06%, and total risk-based capital ratio was 13.80%. All regulatory capital ratios exceeded the well- capitalized, federal capital adequacy requirements as of March 31, 2007.

      Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $681 million in assets and $541 million in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren counties in New Jersey and Northampton County, Pennsylvania. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

      This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company's control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

                               Unity Bancorp, Inc.
                        Consolidated Financial Highlights
                  (Dollars in thousands, except per share data)

                                                               Mar. 07  vs.
                                  Mar. 31, Dec. 31, Mar. 31,   Dec.    Mar.
    BALANCE SHEET DATA:            2007     2006     2006       06       06
    Assets                       $681,302 $694,106 $628,055   (1.8)%    8.5 %
    Deposits                      541,399  566,465  534,437   (4.4)     1.3
    Loans                         515,562  507,690  467,963    1.6     10.2
    Securities                    104,318  108,410  101,641   (3.8)     2.6
    Shareholders' equity           47,825   46,228   41,985    3.5     13.9
    Allowance for loan
     losses                         7,757    7,624    7,120    1.7      8.9

    FINANCIAL DATA -
     QUARTER TO DATE:
    Net income before
     taxes                         $2,081   $1,389   $2,499   49.8 %  (16.7)%
    Federal and state
     income tax
     provision                        630      465      842   35.5    (25.2)
    Net income                      1,451      924    1,657   57.0    (12.4)
    Per share-basic                  0.22     0.14     0.25   57.1    (12.0)
    Per share-diluted                0.21     0.13     0.24   61.5    (12.5)
    Return on average
     assets                          0.87%    0.55%    1.08%  58.2    (19.4)
    Return on average
     common equity                  12.74     8.05    16.26   58.3    (21.6)
    Efficiency ratio                70.46    73.34    65.25   (3.9)     8.0

    SHARE INFORMATION:
    Closing price per
     share                         $11.86   $14.71   $15.29  (19.4)%  (22.4)%
    Cash dividends
     declared                        0.05     0.05     0.05     -        -
    Book value per share             7.18     6.99     6.47    2.7     11.0
    Average diluted
     shares outstanding
     (QTD)                          6,953    6,917    6,896    0.5      0.8

    CAPITAL RATIOS:
    Total equity to
     total assets                    7.02%    6.66%    6.76%   5.4 %    3.8 %
    Tier I capital to
     average assets
     (leverage)                      9.24     9.13     8.26    1.2     11.9
    Tier I capital to
     risk-adjusted
     assets                         11.06    10.92     9.93    1.3     11.4
    Total risk-based
     capital                        13.80    13.72    11.18    0.6     23.4

    CREDIT QUALITY AND
     RATIOS:
    Nonperforming assets           $6,771   $9,120   $3,781  (25.8)%   79.1 %
    Net charge offs to
     average loans (QTD)             0.05%    0.35%    0.06% (85.7)   (16.7)
    Allowance for loan
     losses to total
     loans                           1.50     1.50     1.52     -      (1.3)
    Nonperforming assets
     to total loans and
     OREO                            1.31     1.80     0.81  (27.2)    61.7

                               Unity Bancorp, Inc.
                           Consolidated Balance Sheets
                                 (In thousands)

                                                               Mar. 07  vs.
                                  Mar. 31, Dec. 31, Mar. 31,  Dec.     Mar.
                                    2007     2006     2006      06       06
    ASSETS
    Cash and due from banks       $15,697   14,727   12,171    6.6 %   29.0 %
    Federal funds sold and
     interest bearing deposits     23,417   40,709   25,726  (42.5)    (9.0)
    Securities:
      Available for sale           66,197   65,595   63,411    0.9      4.4
      Held to maturity             38,121   42,815   38,230  (11.0)    (0.3)
        Total securities          104,318  108,410  101,641   (3.8)     2.6
    Loans:
      SBA - Held for sale           9,298   12,273   16,826  (24.2)   (44.7)
      SBA - Held to Maturity       68,314   66,802   65,305    2.3      4.6
      Commercial                  318,905  312,195  279,369    2.1     14.2
      Residential mortgage         63,615   63,493   60,194    0.2      5.7
      Consumer                     55,430   52,927   46,269    4.7     19.8
        Total loans               515,562  507,690  467,963    1.6     10.2
      Less: Allowance for loan
       losses                       7,757    7,624    7,120    1.7      8.9
        Net loans                 507,805  500,066  460,843    1.5     10.2
    Goodwill and other
     intangibles                    1,599    1,603    1,614   (0.2)    (0.9)
    Premises and equipment, net    11,525   11,610   10,723   (0.7)     7.5
    Accrued interest receivable     3,594    3,926    3,350   (8.5)     7.3
    Loan servicing asset            2,261    2,294    2,476   (1.4)    (8.7)
    Bank Owned Life Insurance       5,421    5,372    5,232    0.9      3.6
    Other assets                    5,665    5,389    4,279    5.1     32.4
    Total Assets                 $681,302  694,106  628,055   (1.8)%    8.5 %

    LIABILITIES AND
     SHAREHOLDERS' EQUITY
    Deposits:
      Noninterest-bearing demand
       deposits                   $75,928   79,772   81,210   (4.8)%   (6.5)%
      Interest-bearing deposits:
        Interest bearing
         checking                  89,313  105,382  113,441  (15.2)   (21.3)
        Savings                   214,636  205,919  178,848    4.2     20.0
        Time, under $100,000      105,724  111,070  108,211   (4.8)    (2.3)
        Time, $100,000 and over    55,798   64,322   52,727  (13.3)     5.8
          Total deposits          541,399  566,465  534,437   (4.4)     1.3
    Borrowed funds and
     subordinated debentures       89,744   79,744   49,279   12.5     82.1
    Accrued interest payable          523      475      298   10.1     75.5
    Accrued expenses and other
     liabilities                    1,811    1,194    2,056   51.7    (11.9)
      Total liabilities           633,477  647,878  586,070   (2.2)     8.1
    Commitments and
     Contingencies                      -        -        -

    Shareholders' equity:
      Common stock, no par value,
       12,500 shares authorized    44,677   44,343   38,697    0.8     15.5
      Retained earnings             4,067    2,951    4,749   37.8    (14.4)
      Treasury stock at cost         (242)    (242)    (242)    -        -
      Accumulated other
       comprehensive loss, net
       of tax                        (677)    (824)  (1,219) (17.8)   (44.5)
        Total shareholders'
         equity                    47,825   46,228   41,985    3.5     13.9
    Total Liabilities and
     Shareholders' Equity        $681,302  694,106  628,055   (1.8)%    8.5 %

    COMMON SHARES AT PERIOD END:
      Issued                        6,685    6,641    6,589
      Outstanding                   6,662    6,618    6,566
      Treasury                         23       23       23

     N/M= Not meaningful

                               Unity Bancorp, Inc.
                        Consolidated Statements of Income
                      (In thousands, except per share data)

                                                               Mar. 07  vs.
                                  Mar. 31, Dec. 31, Mar. 31,  Dec.      Mar.
    FOR THE THREE MONTHS ENDED:     2007     2006     2006     06        06
    INTEREST INCOME
    Fed funds sold and interest on
     deposits                         $262    $211    $207   24.2 %    26.6 %
    Securities:
      Available for sale               780     788     708   (1.0)     10.2
      Held to maturity                 540     551     476   (2.0)     13.4
        Total securities             1,320   1,339   1,184   (1.4)     11.5
    Loans:
      SBA                            2,340   2,108   2,153   11.0       8.7
      Commercial                     5,988   5,875   4,892    1.9      22.4
      Residential mortgage             888     887     820    0.1       8.3
      Consumer                         904     855     744    5.7      21.5
        Total loan interest income  10,120   9,725   8,609    4.1      17.6
        Total interest income       11,702  11,275  10,000    3.8      17.0
    INTEREST EXPENSE
    Interest bearing demand
     deposits                          552     664     694  (16.9)    (20.5)
    Savings deposits                 2,171   2,081   1,192    4.3      82.1
    Time deposits                    1,970   1,963   1,499    0.4      31.4
    Borrowed funds and subordinated
     debentures                        990     852     562   16.2      76.2
        Total interest expense       5,683   5,560   3,947    2.2      44.0
        Net interest income          6,019   5,715   6,053    5.3      (0.6)
    Provision for loan losses          200     600     300  (66.7)    (33.3)
        Net interest income after
         provision for loan losses   5,819   5,115   5,753   13.8       1.1
    NONINTEREST INCOME
    Service charges on deposit
     accounts                          349     374     433   (6.7)    (19.4)
    Service and loan fee income        366     345     395    6.1      (7.3)
    Gain on SBA loan sales             679     787     700  (13.7)     (3.0)
    Gain on Mortgage loan sales          9      72      62  (87.5)    (85.5)
    Gain on sales of other loans         -       -      82      -    (100.0)
    Bank owned life insurance           49      47      47    4.3       4.3
    Net securities gains                10       -       -  100.0     100.0
    Other income                       217     121     283   79.3     (23.3)
        Total noninterest income     1,679   1,746   2,002   (3.8)    (16.1)
    NONINTEREST EXPENSES
    Compensation and benefits        2,955   2,830   2,725    4.4       8.4
    Processing and communications      550     585     527   (6.0)      4.4
    Occupancy, net                     673     655     648    2.7       3.9
    Furniture and equipment            400     392     393    2.0       1.8
    Professional fees                  136     131     132    3.8       3.0
    Loan servicing costs                90     211     101  (57.3)    (10.9)
    Advertising                         94     156     170  (39.7)    (44.7)
    Other                              519     512     560    1.4      (7.3)
        Total noninterest expenses   5,417   5,472   5,256   (1.0)      3.1
    Income before taxes              2,081   1,389   2,499   49.8     (16.7)
      Federal and state income tax
       provision                       630     465     842   35.5     (25.2)
    Net Income                      $1,451    $924  $1,657   57.0 %   (12.4)%

    Net Income Per Common Share-
     Basic                           $0.22   $0.14   $0.25   57.1 %   (12.0)%
    Net Income Per Common Share-
     Diluted                         $0.21   $0.13   $0.24   61.5 %   (12.5)%

    AVERAGE COMMON SHARES
     OUTSTANDING:
       Basic                         6,644   6,610   6,556
       Diluted                       6,953   6,917   6,896

                               Unity Bancorp, Inc.
                       Consolidated Average Balance Sheets
                        with Resultant Interest and Rates
                  (Tax-equivalent basis, dollars in thousands)

                                         Three Months Ended
                              March 31, 2007            December 31, 2006
                          Balance  Interest  Rate    Balance  Interest  Rate
    ASSETS
    Interest-earning
     assets:

      Federal funds sold
       and interest-
       bearing deposits
       with banks         $20,650    $262   5.15 %   $16,274    $211   5.14 %
      Securities:
        Available for
         sale              64,905     792   4.88      67,266     801   4.76
        Held to maturity   42,287     558   5.28      43,465     568   5.23
          Total
           securities     107,192   1,350   5.04     110,731   1,369   4.95
      Loans, net of
       unearned
       discount:
        SBA                81,783   2,340  11.44      83,828   2,108  10.06
        Commercial        318,638   5,988   7.62     314,370   5,875   7.41
        Residential
         mortgage          62,903     888   5.65      62,909     887   5.64
        Consumer           53,419     904   6.86      49,590     855   6.84
          Total loans     516,743  10,120   7.91     510,697   9,725   7.57
          Total
           interest-
           earning
           assets         644,585  11,732   7.34     637,702  11,305   7.05
    Noninterest-earning
     assets:
      Cash and due from
       banks               12,228                     12,495
      Allowance for loan
       losses              (7,877)                    (7,763)
      Other assets         29,494                     28,780
          Total
           noninterest-
           earning
           assets          33,845                     33,512
    Total Assets         $678,430                   $671,214

    LIABILITIES AND
     SHAREHOLDERS'
     EQUITY
    Interest-bearing
     liabilities:
      Interest-bearing
       demand deposits    $97,570     552   2.29    $110,635     664   2.38
      Savings deposits    210,879   2,171   4.18     199,643   2,081   4.14
      Time deposits       170,508   1,970   4.69     169,889   1,963   4.58
          Total
           interest-
           bearing
           deposits       478,957   4,693   3.97     480,167   4,708   3.89
    Borrowed funds and
     subordinated
     debentures            75,133     990   5.34      67,083     852   5.04
          Total
           interest-
           bearing
           liabilities    554,090   5,683   4.16     547,250   5,560   4.03
    Noninterest-bearing
     liabilities:
      Demand deposits      75,222                     76,168
      Other liabilities     2,927                      2,244
          Total
           noninterest-
           bearing
           liabilities     78,149                     78,412
      Shareholders'
       equity              46,191                     45,552
    Total Liabilities
     and Shareholders'
     Equity              $678,430                   $671,214

    Net interest spread             6,049   3.18 %             5,745   3.02 %
    Tax-equivalent basis
     adjustment                       (30)                       (30)
    Net interest income            $6,019                     $5,715

    Net interest margin                     3.75 %                     3.60 %

                               Unity Bancorp, Inc.
                       Consolidated Average Balance Sheets
                        with Resultant Interest and Rates
                  (Tax-equivalent basis, dollars in thousands)

                                          Three Months Ended
                               March 31, 2007             March 31, 2006
                          Balance  Interest  Rate     Balance  Interest  Rate
    ASSETS
    Interest-earning
     assets:

      Federal funds sold
       and interest-
       bearing deposits
       with banks         $20,650    $262   5.15 %   $19,493    $207   4.31 %
      Securities:
        Available for
         sale              64,905     792   4.88      64,812     721   4.45
        Held to maturity   42,287     558   5.28      39,291     476   4.85
          Total
           securities     107,192   1,350   5.04     104,103   1,197   4.60
      Loans, net of
       unearned
       discount:
        SBA                81,783   2,340  11.44      85,931   2,153  10.02
        Commercial        318,638   5,988   7.62     271,323   4,892   7.31
        Residential
         mortgage          62,903     888   5.65      61,126     820   5.37
        Consumer           53,419     904   6.86      46,501     744   6.49
          Total loans     516,743  10,120   7.91     464,881   8,609   7.47
          Total
           interest-
           earning
           assets         644,585  11,732   7.34     588,477  10,013   6.86
    Noninterest-earning
     assets:
      Cash and due from
       banks               12,228                     11,698
      Allowance for loan
       losses              (7,877)                    (7,154)
      Other assets         29,494                     26,847
          Total
           noninterest-
           earning
           assets          33,845                     31,391
    Total Assets         $678,430                   $619,868

    LIABILITIES AND
     SHAREHOLDERS'
     EQUITY
    Interest-bearing
     liabilities:
      Interest-bearing
       demand deposits    $97,570     552   2.29    $128,150     694   2.20
      Savings deposits    210,879   2,171   4.18     158,058   1,192   3.06
      Time deposits       170,508   1,970   4.69     162,533   1,499   3.74
          Total
           interest-
           bearing
           deposits       478,957   4,693   3.97     448,741   3,385   3.06
    Borrowed funds and
     subordinated
     debentures            75,133     990   5.34      49,279     562   4.63
          Total
           interest-
           bearing
           liabilities    554,090   5,683   4.16     498,020   3,947   3.21
    Noninterest-bearing
     liabilities:
      Demand deposits      75,222                     78,179
      Other liabilities     2,927                      2,339
          Total
           noninterest-
           bearing
           liabilities     78,149                     80,518
      Shareholders'
       equity              46,191                     41,330
    Total Liabilities
     and Shareholders'
     Equity              $678,430                   $619,868

    Net interest spread             6,049   3.18 %             6,066   3.65 %
    Tax-equivalent basis
     adjustment                       (30)                       (13)
    Net interest income            $6,019                     $6,053
    Net interest margin                     3.75 %                     4.12 %

                               Unity Bancorp, Inc.
              Allowance for Loan Losses and Loan Quality Schedules
                             (Dollars in thousands)

                        3/31/2007  12/31/2006  9/30/2006  6/30/2006  3/31/2006

    ALLOWANCE FOR LOAN
     LOSSES:
    Balance, beginning    $ 7,624     $ 7,480   $ 7,257     $7,120    $6,892
      Provision charged
       to expense             200         600       400        250       300
                            7,824       8,080     7,657      7,370     7,192
    Less: Charge offs
      SBA                     116         320       141         66        46
      Commercial                -         196        50         48         4
      Residential
       mortgage                 -           -         -          -         -
      Consumer                  2          10         3         14        35
        Total Charge Offs     118         526       194        128        85
    Add:  Recoveries
      SBA                      41          20         -          -         -
      Commercial                6          50        12          2        11
      Residential
       mortgage                 -           -         -          -         -
      Consumer                  4           -         5         13         2
        Total Recoveries       51          70        17         15        13
     Net Charge Offs           67         456       177        113        72
    Balance, ending       $ 7,757     $ 7,624   $ 7,480     $7,257    $7,120

    LOAN QUALITY
     INFORMATION:
    Nonperforming loans    $6,515      $8,909    $6,473     $2,552    $3,605
    Other real estate
     owned, net               256         211         -          -       176
    Nonperforming assets   $6,771      $9,120    $6,473     $2,552    $3,781

    Loans 90 days past
     due and still
     accruing               $ 145         $78      $658         $-      $326

    Allowance for loan
     losses to:
      Total loans at
       period end            1.50 %      1.50 %    1.50 %     1.50 %    1.52 %
      Nonperforming loans  119.06       85.58    115.56     284.37    197.50
      Nonperforming
       assets              114.56       83.60    115.56     284.37    188.31
    Net charge offs to
     average loans (QTD)     0.05        0.35      0.14       0.10      0.06
    Net charge offs to
     average loans (YTD)     0.05        0.17      0.10       0.08      0.06
    Nonperforming loans
     to total loans          1.26        1.75      1.30       0.53      0.77
    Nonperforming assets
     to total loans
     and OREO                1.31        1.80      1.30       0.53      0.81

                               Unity Bancorp, Inc.
                            Quarterly Financial Data

                         03/31/07    12/31/06  09/30/06   06/30/06  03/31/06
    SUMMARY OF INCOME
     (in thousands) :
    Interest income       $11,702     $11,275   $11,258    $10,644   $10,000
    Interest expense        5,683       5,560     5,314      4,611     3,947
      Net interest
       income               6,019       5,715     5,944      6,033     6,053
    Provision for loan
     losses                   200         600       400        250       300
      Net interest income
       after provision      5,819       5,115     5,544      5,783     5,753
    Noninterest income      1,679       1,746     2,243      1,647     2,002
    Noninterest expense     5,417       5,472     5,316      5,001     5,256
      Income before
       income taxes         2,081       1,389     2,471      2,429     2,499
    Federal and state
     income tax provision     630         465       844        792       842
      Net Income            1,451         924     1,627      1,637     1,657
    Net Income per
     Common Share:
        Basic               $0.22       $0.14     $0.25      $0.25     $0.25
        Diluted              0.21        0.13      0.23       0.24      0.24
    COMMON SHARE DATA:
    Cash dividends
     declared               $0.05       $0.05     $0.05      $0.05     $0.05
    Book value at
     quarter end             7.18        6.99      6.92       6.60      6.47
    Market value at
     quarter end            11.86       14.71     15.28      15.49     15.29
    Average common shares
     outstanding: (000's)
      Basic                 6,644       6,610     6,591      6,574     6,556
      Diluted               6,953       6,917     6,925      6,905     6,896
    Common shares
     outstanding at
     period end (000's)     6,662       6,618     6,600      6,579     6,566
    OPERATING RATIOS:
    Return on average
     assets                  0.87 %      0.55 %    1.00 %     1.03 %    1.08 %
    Return on average
     common equity          12.74        8.05     15.26      15.39     16.26
    Efficiency ratio        70.46       73.34     65.48      65.12     65.25
    BALANCE SHEET DATA
     (in thousands):
    Assets               $681,302    $694,106  $671,811   $670,870  $628,055
    Deposits              541,399     566,465   557,451    576,376   534,437
    Loans                 515,562     507,690   498,842    484,622   467,963
    Shareholders' equity   47,825      46,228    45,643     43,446    41,985
    Allowance for loan
     losses                 7,757       7,624     7,480      7,257     7,120
    TAX-EQUIVALENT YIELDS
     AND RATES:
    Interest-earning
     assets                  7.34 %      7.05 %    7.13 %     7.04 %    6.86 %
    Interest-bearing
     liabilities             4.16        4.03      3.87       3.58      3.21
    Net interest spread      3.18        3.02      3.26       3.46      3.65
    Net interest margin      3.75        3.60      3.79       3.99      4.12
    CREDIT QUALITY:
    Nonperforming assets
    (in thousands)         $6,771      $9,120    $6,473     $2,552    $3,781
    Allowance for loan
     losses to period-
     end loans               1.50 %      1.50 %    1.50 %     1.50 %    1.52 %
    Net charge offs to
     average loans           0.05        0.35      0.14       0.10      0.06
    Nonperforming assets
     to loans and OREO       1.31        1.80      1.30       0.53      0.81
    CAPITAL AND OTHER:
    Total equity to
     assets                  7.02 %      6.66 %    6.79 %     6.48 %    6.68 %
    Tier I capital to
     average assets
     (leverage)              9.24        9.13      9.12       8.22      8.26
    Tier I capital to
     risk-adjusted assets   11.06       10.92     10.92       9.85      9.93
    Total capital to
     risk-adjusted assets   13.80       13.72     12.91      11.10     11.18
    Number of banking
     offices                   15          15        14         14        14
    Number of ATMs             16          16        16         16        16
    Number of employees       179         185       205        191       190


SOURCE  Unity Bancorp, Inc.
                                   04/24/2007
    /CONTACT: Alan Bedner, EVP and Chief Financial Officer of Unity Bancorp, Inc., +1-908-713-4308 /
    /Web site:  http://www.unitybank.com /
    (UNTY)